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                                                                    EXHIBIT 11.1

                             MEDICAL ALLIANCE, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                YEAR ENDED DECEMBER 31,             PERIOD ENDED JUNE 30,
                                                         --------------------------------------    ------------------------
                                                            1993          1994          1995          1995          1996
                                                         ----------    ----------    ----------    ----------    ----------
Net income (loss)......................................  $ (150,481)   $  192,179    $  578,149    $  285,356    $  369,451
Series A Preferred dividends...........................      75,000        75,000        87,000        87,000        87,000
Less charge for cancelation of put feature.............                                (180,000)     (180,000)
                                                         ----------    ----------    ----------    ----------    ----------
Net income (loss) applicable to common stock...........  $ (225,481)   $  117,179    $  311,149    $   18,356    $  282,451
                                                         ==========    ==========    ==========    ==========    ==========
Weighted average common shares outstanding before SAB
  Topic 4-D shares(1)..................................   1,777,698     1,832,333     2,106,132     1,941,967     2,321,302
SAB Topic 4-D computation:(2)
  Incremental common shares outstanding applicable to
    options issued within one year of the
    Offering(3)........................................
  Incremental common shares outstanding applicable to
    the Series B Preferred Stock issued within one year
    of the Offering(4).................................
                                                         ----------    ----------    ----------    ----------    ----------
Common Stock outstanding including all SAB Topic 4-D
  Shares...............................................
                                                         ==========    ==========    ==========    ==========    ==========
Computation of primary shares outstanding:
  Incremental common shares outstanding applicable to
    "in the money" options and warrants based on the
    estimated average fair market value of the stock
    during the year(3)(5)..............................
  Options and warrants excluded based on anti-dilutive
    effect.............................................
                                                         ----------    ----------    ----------    ----------    ----------
Primary shares outstanding.............................
                                                         ==========    ==========    ==========    ==========    ==========
Computation of fully diluted shares outstanding:
  Incremental common shares outstanding applicable to
    Series A Preferred stock(4)........................
  Preferred stock excluded based on anti-dilutive
    effect.............................................
Fully diluted shares outstanding.......................
                                                         ==========    ==========    ==========    ==========    ==========
Computation of earning per common share:
  Primary earnings per common share(6).................  $             $             $             $             $
                                                         ==========    ==========    ==========    ==========    ==========
  Fully diluted earnings per common share(7)...........  $             $             $             $             $
                                                         ==========    ==========    ==========    ==========    ==========

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(1) Includes     shares of common stock issued within one year of the Offering and assumed outstanding for all periods shown per SAB Topic 4-D. The shares were determined using the Treasury Stock Method as prescribed by SAB Topic 4-D. Actual shares issued were 9,178. Shares assumed repurchased were
        .

(2) SAB Topic 4-D requires Registrants to report common stock, convertible preferred, options, warrants and other common stock equivalents issued within one year of an offering as issued and outstanding for all periods reported.

(3) Determined using the Treasury Stock Method.

(4) Determined using the "If Converted" Method.

(5) The estimated average fair market value during the year and the estimated fair market value at the end of the year were determined to be equal.

(6) Computed as net income (loss) applicable to common shares divided by primary shares outstanding.

(7) Computed as the more dilutive of either primary earning per share or net income (loss) divided by fully diluted share outstanding.